OFFICE OF THE SECRETARY OF STATE

                               STATE OF OKLAHOMA
                                     [SEAL]

                                    AMENDED
                          CERTIFICATE OF INCORPORATION

WHEREAS, the Amended Certificate of Incorporation of

                             LASER ENERGETICS, INC.

has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma.

      NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue ofthe powers vested in me be law, do hereby issue this certificate evidencing such filing.

      IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma.


                                         Filed in the city of Oklahoma City this
                                         20th day of July, 2005

                [SEAL]
                                                    /s/ [ILLEGIBLE]
                                             ------------------------------
                                                  Secretary Of State

                                    AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          LASER ENERGETICS CORPORATION

TO THE SECRETARY OF STATE, STATE OF OKLAHOMA:

      The undersigned, the President of Laser Energetics Corporation (the "Corporation"), hereby certifies that:

      1. The Board of Directors of the Corporation, by unanimous consent dated as of June 29, 2005, adopted a resolution to amend the Certificate of Incorporation, as originally filed and amended, which was duly approved by a majority of the shareholders of the Corporation on July 8, 2005, such vote being sufficient for approval, as follows:

      A.    The former Article 1 of the Certificate of Incorporation read:

            "The name of this Corporation is: Laser Energetics Corporation"

      Article 1 is superseded and amended in its entirety to read as follows:

            "The name of this Corporation is: Laser Energetics, Inc."

      B.    The former Article 5 of the Certificate of Incorporation read:

            "5. The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Twenty-Two Million shares (222,000,000) of which Two Hundred Million (200,000,000) shares shall be common stock of a par value of $0.001 each ("Class A Common Stock"), amounting to an aggregate of Two Hundred Thousand Dollars ($200,000), of which Twenty Million (20,000,000) shares shall be Class B Common Stock of a par value of $0.001 each, amounting to an aggregate of Twenty Thousand Dollars ($20,000) and of which Two Million (2,000,000) shares shall be preferred stock with a par value of $0.001 each, amounting to an aggregate of Two Thousand Dollars ($2,000).

                  Each holder of Class B Common Stock shall have the right, at any time after May __, 2007, to convert each share of Class B Common Stock into the number of shares of Class A Common Stock calculated by dividing the number of Class B Common Stock being converted by fifty percent (50%) of the lowest price that the Corporation had previously issued its Class A Common Stock since the Class B Common Stock were issued. By way of example only, if 100 shares of Class B Common Stock are being converted and the lowest price that the Corporation had previously issued its Class A Common Stock since the Class B Common Stock were issued is $1.00, such Class B Common Stock would be converted to 200 shares of Class A Common Stock. Every holder of the outstanding shares of the Class B Common Stock shall be entitled on each matter to cast the number of votes equal to the number of shares of Class A Common

            Stock that would be issued upon the conversion of the Class B Common Stock held by that holder, had all the outstanding Class B Common Stock held by that holder been converted on the record date used for purposes of determining which shareholders would vote in such an election. With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Class B Common Stock shall vote together with Class A Common Stock without regard to class, except as to those matters on which the separate class voting is required by applicable law. There shall be no cumulative voting by the shareholders. Each holder of Class B Common Stock shall receive dividends or other distributions, as declared, equal to the dividends declared on such number of shares of Class A Common Stock that would be issued upon the conversion of the Class B Common Stock, had all the outstanding Class B Common Stock been converted on the record date established for the purposes distributing any divided or other shareholder distribution.

                  The Board of Directors is authorized to issue the capital
            stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors."

      Article 5 is superseded and amended in its entirety to read as follows:

                  "The total number of shares of stock which the Corporation shall have authority to issue is Seven Hundred Twenty-Two Million (722,000,000) shares of which Seven Hundred Million (700,000,000) shares shall be common stock of a par value of $0.001 each ("Class A Common Stock"), amounting to an aggregate of Seven Hundred Thousand Dollars ($700,000), of which Twenty Million (20,000,000) shares shall be Class B Common Stock of a par value of $0.001 each, amounting to an aggregate of Twenty Thousand Dollars ($20,000) and of which Two Million (2,000,000) shares shall be preferred stock with a par value of $0.001 each, amounting to an aggregate of Two Thousand Dollars ($2,000).

            Immediately prior to the opening of business on June 27, 2005 (the "Effective Date"), each share of Class A Common Stock of the Corporation issued and outstanding immediately prior to the Effective Date (the "Old Class A") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into 3.4018426555 shares Class A Common Stock of the Corporation (the "New Class A"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Class A (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Class A into which and for which the shares of the Old Class A formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Class A will be issued. Instead of any fractional share of New Class A which would otherwise be issuable upon reclassification of such aggregate number of shares of Old Class A held of record by any one stockholder, the number of shares of New Class B issuable to such stockholder shall be rounded up to the nearest whole number of shares. In the event that the Corporation's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that rounding for fractional shares to any one stockholder shall not exceed one share.

                  Each holder of Class B Common Stock shall have the right, at any time after May 31, 2007, to convert each share of Class B Common Stock into the number of shares of Class A Common Stock calculated by dividing the number of Class B Common Stock being converted by fifty percent (50%) of the lowest price that the Corporation had previously issued its Class A Common Stock since the Class B Common Stock were issued (proportionally adjusted for any stock dividends, stock splits, combinations or the like with respect to the Class A Common Stock). By way of example only, if 100 shares of Class B Common Stock are being converted and the lowest price that the Corporation had previously issued its Class A Common Stock since the Class B Common Stock were issued is $1.00, such Class B Common Stock would be converted to 200 shares of Class A Common Stock. Every holder of the outstanding shares of the Class B Common Stock shall be entitled on each matter to cast the number of votes equal to the number of shares of Class A Common Stock that would be issued upon the conversion of the Class B Common Stock held by that holder, had all the outstanding Class B Common Stock held by that holder been converted on the record date used for purposes of determining which shareholders would vote in such an election. With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Class B Common Stock shall vote together with Class A Common Stock without regard to class, except as to those matters on which the separate class voting is required by applicable law. There shall be no cumulative voting by the shareholders. Each holder of Class B Common Stock shall receive dividends or other distributions, as declared, equal to the dividends declared on such number of shares of Class A Common Stock that would be issued upon the conversion of the Class B Common Stock, had all the outstanding Class B Common Stock been converted on the record date established for the purposes distributing any divided or other shareholder distribution.

                  The Board of Directors is authorized to issue the capital
            stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors."

      THE UNDERSIGNED, being the President and Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation, does make this amendment, hereby declaring and certifying that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly has hereunto set his hand this 8th day of July, 2005.


                                       /s/ Robert D. Battis
                                       -----------------------------------------
                                       Robert D. Battis, President and Secretary